SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT
September 4, 2003
(Date of earliest event reported)

WINSTON HOTELS, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-23732	56-1624289
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2626 Glenwood Avenue
Raleigh, North Carolina 27608
(Address of principal executive offices)
(Zip Code)

(919) 510-6010
(Registrant’s telephone number, including area code)

Item 5. Other Events

     On September 4, 2003, Winston Hotels, Inc. (the “Company”), issued a press release announcing that its joint venture with Charlesbank Capital Partners, LLC has an agreement to acquire the 190-room Best Western Park Place Suites near the Houston Medical Center in Houston, Texas for $10 million. In addition, the press release announced that the Company will record a $2.5 million, non-cash impairment charge to the Company’s earnings in the third quarter relating to one of its hotels that will be classified as “held for sale” on the Company’s balance sheet. A copy of the Company’s press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)     Exhibits

99.1     Press release dated September 4, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Winston Hotels, Inc.

Date: September 4, 2003	/s/ Joseph V. Green Joseph V. Green Executive Vice President, Chief Financial Officer and Secretary (Authorized officer and Principal Financial Officer)